Exhibit 99.1

Einstein Noah Restaurant Group Enters Agreement to be Acquired by JAB Holding Company for $20.25 Per Share in Cash

Transaction Valued at Approximately $374 Million

LAKEWOOD, CO – September 29, 2014 – Einstein Noah Restaurant Group, Inc. (NASDAQ:BAGL), a leader in the fast-casual segment of the restaurant industry operating under the Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel® brands and JAB Holding Company (“JAB”) today announced a definitive agreement under which an affiliate of JAB will acquire Einstein Noah Restaurant Group for $20.25 per share in cash, or a total diluted equity value of approximately $374 million. The agreement, which has been unanimously approved by Einstein Noah Restaurant Group’s directors, represents a premium of approximately 47 percent over Einstein Noah Restaurant Group’s 30-day average trading price.

“Einstein Noah Restaurant Group has a great collection of brands that reflect JAB’s long-term investment philosophy and we see significant opportunity for growth,” said Olivier Goudet, Partner and CEO of JAB. “We welcome Einstein Noah Restaurant Group and its employees to the JAB family, and we are excited to be a part of the next chapter of its growth.”

“Greenlight supports this transaction, which we believe delivers significant value to Einstein Noah Restaurant Group stockholders and is a win-win for all parties,” said David Einhorn, founder and president of Greenlight Capital, Einstein Noah Restaurant Group’s largest stockholder. “For more than a decade, we have worked closely with the Einstein Noah Restaurant Group to execute a turnaround plan, reducing debt and expanding its store footprint. JAB is an experienced firm that will lead Einstein Noah Restaurant Group into its next phase of growth.”

At the close of the transaction, Einstein Noah Restaurant Group will maintain its headquarters in Lakewood, Colorado and will continue to operate as a standalone business in the JAB portfolio, consistent with the firm’s investment practice. Michael Tattersfield, Chief Executive Officer of Caribou Coffee Company, Inc., another JAB portfolio company, will serve as Chairman of the Board.

“I am looking forward to working with the Einstein Noah Restaurant Group’s talented executive team. Having worked in and around the food industry for many years, I have long admired the Einstein Noah Restaurant Group’s strong market position and growth potential, and I am looking forward to contributing to the company’s continued success,” said Mr. Tattersfield.

“Through this transaction with JAB, which has a long and distinguished track record of investing in premium consumer companies, we will not only realize significant immediate value for our stockholders, but will continue to revitalize our brand, enhance our nationwide footprint and solidify our position as the leader in the fresh-baked bagels industry,” said Nelson Heumann, Chairman of the Board of Einstein Noah Restaurant Group. “Over the past few years, our dedicated employees have helped enhance our strong and growing brand leadership, and with JAB’s backing, we expect to build upon our success and position as a category leader.”

Under the terms of the merger agreement, an affiliate of JAB will promptly commence a tender offer to acquire all of the outstanding shares of Einstein Noah Restaurant Group’s common stock at a price of $20.25 per share in cash. Greenlight Capital, Einstein Noah Restaurant Group’s largest stockholder with more than 35% of the outstanding common shares, has agreed to tender its shares in support of the transaction. Following the successful completion of the tender offer, JAB will acquire all remaining shares not tendered in the offer through a second-step merger at the same price as in the tender offer.

The consummation of the tender offer is subject to various conditions, including a minimum tender of at least a majority of Einstein Noah Restaurant Group’s outstanding shares on a fully diluted basis, the expiration or termination of the waiting periods under applicable competition laws, and other customary conditions. The tender offer is not subject to a financing condition.

BDT Capital Partners, a Chicago-based merchant bank that provides long-term private capital solutions to closely held companies, is a minority investor in this transaction alongside JAB. In addition to BDTCP’s capital investment, BDT & Company, LLC, served as a financial co-advisor to JAB with Citigroup Global Markets Inc. Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to JAB in this transaction. Stifel is serving as financial advisor to Einstein Noah Restaurant Group in connection with this transaction and Alston & Bird LLP is acting as Einstein Noah Restaurant Group’s legal advisor.

About Einstein Noah Restaurant Group

Einstein Noah Restaurant Group, Inc. is a leading company in the quick-casual segment of the restaurant industry that operates, franchises and licenses locations under the Einstein Bros.®, Noah’s New York Bagels® and Manhattan Bagel® brands. The Company’s retail system consists of more than 855 restaurants in 42 states and the District of Columbia. It also operates a dough production facility. The Company’s stock is traded on the NASDAQ under the symbol BAGL. Visit www.einsteinnoah.com for additional information.

About JAB Holding Company

JAB Holding Company and affiliated companies is a privately held group focused on long-term investments in companies with premium brands in the Fast Moving Consumer Goods category. JAB Holding Company’s portfolio includes a majority stake in Coty Inc., a global leader in beauty, a majority stake in Peet’s Coffee & Tea Inc., a premier specialty coffee and tea company, a majority stake in Caribou Coffee Company, a specialty retailer of high-quality premium coffee products, a majority stake in D.E Master Blenders 1753 N.V., an international coffee and tea company, and a minority stake in Reckitt Benckiser Group PLC, a global leader in health, hygiene and home products. JAB also owns luxury leather goods companies including Jimmy Choo, Bally and Belstaff. The assets of the group are overseen by its three senior partners, Peter Harf, Bart Becht and Olivier Goudet.

About BDT Capital Partners

BDT Capital Partners provides family-owned and entrepreneurially led companies with long-term capital. Based in Chicago, the firm manages $10 billion across its investment funds and has an investor base with the ability to co-invest significant additional capital. Its affiliate, BDT & Company, is a merchant bank that works with family and founder-led businesses to pursue their long-term strategic and financial objectives. BDT & Company provides solutions-based advice and access to an extensive network of world-class closely held businesses.

Additional Information and Where to Find It

The tender offer described in this document has not yet commenced. This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Einstein Noah Restaurant Group. At the time the offer is commenced, an affiliate of JAB will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and Einstein Noah Restaurant Group will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. Einstein Noah Restaurant Group stockholders and other investors are urged to read the tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement because they will contain important information which should be read carefully before any decision is made with respect to the tender offer.

The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of Einstein Noah

Restaurant Group at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Free copies of these materials and certain other offering documents will be made available by the information agent for the offer.

In addition to the Solicitation/Recommendation Statement, Einstein Noah Restaurant Group files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Einstein Noah Restaurant Group at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Einstein Noah Restaurant Group’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

This communication contains forward-looking statements that are not historical facts and are subject to risks and uncertainties that could cause actual results to differ materially from those described. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements often use words such as “anticipate,” “target,” “assume,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “hope,” “aim,” “continue,” “will,” “may,” “would,” “could,” “likely,” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements in this communication include statements regarding the anticipated benefits of the transaction; statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; and any statements of assumptions underlying any of the foregoing. All forward-looking statements are based largely on current expectations and beliefs concerning future events, approvals and transactions that are subject to substantial risks and uncertainties. Factors that may cause or contribute to the actual results or outcomes being different from those contemplated by forward-looking statements include: risks and uncertainties associated with the tender offer, including uncertainties as to the timing of the tender offer and merger, uncertainties as to how many of the Einstein Noah Restaurant Group’s stockholder will tender their shares in the offer, the risk that competing offers will be made, and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors that may cause the Einstein Noah Restaurant Group’s actual results to differ materially from those expressed or implied in the forward-looking statements are discussed in the Einstein Noah Restaurant Group’s filings with the SEC, including in its periodic reports filed on Form 10-K and Form 10-Q with the SEC. Copies of the Einstein Noah Restaurant Group’s filings with the SEC may be obtained at the “Financial and Media – Investor Relations” section of the Einstein Noah Restaurant Group’s website at www.einsteinnoah.com. The forward-looking statements made in this communication are made only as of the date of this communication, and the Einstein Noah Restaurant Group undertakes no obligation to update them to reflect subsequent events or circumstances.

CONTACTS

For Einstein Noah Restaurant Group:

Investors:

Raphael Gross, ICR

203-682-8253

raphael.gross@icrinc.com

Media:

Liz DiTrapano, ICR

646-277-1226

Liz.DiTrapano@icrinc.com

For JAB:

Tom Johnson or Luke Barrett, Abernathy MacGregor

212-371-5999

tbj@abmac.com/lpb@abmac.com

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